EXHIBIT 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998, included in the Prospectus dated April 1, 1998 filed by Horizon Offshore, Inc. pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and to all references to our Firm included in this registration statement.



                                 Arthur Andersen LLP

Houston, TX
July 29, 1998